CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of DGSE Companies, Inc. of our report dated September 21, 2006 relating to our audit of the financial statements of Superior Galleries, Inc., appearing in the Prospectus, which is part of the Registration Statement (No. 333-140890) on Form S-4 of DGSE Companies, Inc. and of our report dated September 21, 2006, relating to the financial statement schedule appearing in the Prospectus.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California May 29, 2007